UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

November 16, 2009

SINOHUB, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52746	87-0438200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6/F, Building 51, Road 5, Qiongyu Road, Technology Park Nanshan District Shenzhen, China	518057
(Address of Principal Executive Offices)	(Zip Code)

86 755 26612106
Registrant's Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02, "Results of Operations and Financial Condition."

On November 16, 2009, SinoHub, Inc. (the “Company”) issued a press release announcing results of operations for its three months and nine months ended September 30, 2009.  A copy of that press release is attached as exhibit 99.1 to this report.

Item 7.01	Regulation FD Disclosure.

On November 16, 2009 the Company announced that it had scheduled an investor call to be held on November 16, 2009 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern). The investor call will be hosted by Harry Cochran, Chief Executive Officer of the Company and will be available by dialing 866-761-0749 (U.S. and Canada) or +1-617-614-2707 (international), and entering pass code 60560028.  The conference call also will be available to interested parties through a live audio Internet broadcast at www.sinohub.com.  The call will be archived and available on the SinoHub Web site for one year.  A telephonic replay will be available for approximately one week following the conclusion of the call by dialing +1-888-286-8010 (U.S. and Canada) or +1-617-801-6888 (international), and entering pass code 92882177.

The information in this Item 7.01 is furnished to, but not filed with, the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of SinoHub, Inc. dated November 16, 2009

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

SINOHUB, INC.

Date: November 16, 2009	By:	/s/ Henry T. Cochran
Henry T. Cochran
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of SinoHub, Inc. dated November 16, 2009